AMENDMENT NO. 10
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of December 19, 2011, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Investment Funds (Invesco Investment Funds), and each of Invesco Canada Ltd (previously known as Invesco Trimark Ltd.), Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Contract to remove Invesco Global Advantage Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Invesco Balanced-Risk Allocation Fund
Invesco Balanced-Risk Commodity Strategy Fund
Invesco China Fund
Invesco Commodities Strategy Fund
Invesco Developing Markets Fund
Invesco Emerging Market Local Currency Debt Fund
Invesco Emerging Markets Equity Fund
Invesco Endeavor Fund
Invesco Global Health Care Fund
Invesco International Total Return Fund
Invesco Pacific Growth Fund
Invesco Premium Income Fund
Invesco Small Companies Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr

Name:	John M. Zerr

Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Eric J. Adelson

Name:	Eric J. Adelson

Title:	/s/ Senior Vice President and Secretary

By:	/s/ Wayne Bolton

Name:	Wayne Bolton

Title:	Vice President, Compliance & Chief Compliance Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ J Langewand

Name:	/s/ J Langewand

Title:	/s/ Managing Director

By:	/s/ A Lebman

Name:	A Lebman

Title:

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ A J Proudfoot

Name:	A J Proudfoot

Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa

Name:	Masakazu Hasegawa

Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Nick Burrell

Name:	Nick Burrell

Title:	Company Secretary

By:	/s/ Mark Yesberg

Name:	Mark Yesberg

Title:	Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Anna Tong

Name:	Anna Tong

Title:	Director

By:	/s/ Fanny Lee

Name:	Fanny Lee

Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeff Kupor

Name:	Jeff Kupor

Title:	Secretary & General Counsel